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                                                                   EXHIBIT 10.27

                                   AMENDMENT
                                   ---------


     This AMENDMENT to the Employment Agreement (undated) between Ronald W. Bess (the "Executive") and True North Communications Inc. ("True North") is entered into between the parties effective March 1, 1999.

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the Company and the Executive have entered into the above-referenced Employment Agreement (the "Agreement"), pursuant to which the Executive currently serves as President of Foote, Cone & Belding Worldwide, LLC., a subsidiary of the Company, and as a director of the Company; and

     WHEREAS, the parties desire to amend the Agreement as set forth below.

     NOW, THEREFORE, it is agreed that the Agreement is hereby amended, effective March 1, 1999, in the following respects:


1.  Position and Duties.  The words "FCB Chicago" shall be replaced by the words
    -------------------
    "Foote, Cone & Belding Worldwide, LLC." in the first sentence of Section 2 of the Agreement.

2.  Base Compensation.  Section 3(a) of the Agreement is amended to reflect the
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    Executive's current annual base salary of $525,000.

3.  Non-competition; Non-solicitation.  Section 7(a) of the Agreement is deleted
    ---------------------------------
    in its entirety and replaced with the following Section 7(a):

    "(a)  Covenant Not to Compete. Except with the prior written consent of the
          -----------------------
    Board, during the Full-Time Employment Period and any Severance Period:

          (i) the Executive shall not engage in any activities, whether as employer, proprietor, partner, stockholder (other than the holder of less than 5% of the stock of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market), director, officer, employee or otherwise, in competition with (1) the businesses conducted at the date hereof by True North and its subsidiaries (the `True North Group') or (2) any business in which the True North Group is substantially engaged at any time during the Executive's employment with the Company;

          (ii) the Executive shall not solicit, directly or indirectly, any customer, client or other business relationship of the businesses conducted by the True North Group as of the date hereof or of any business in
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               which the True North Group is substantially engaged at any time during the Full-Time Employment Period; and

        (iii) the Executive shall not induce or attempt to persuade any employee of the True North Group to terminate the employee's employment relationship with the True North Group."


4.  Non-disparagement.  Section 8 of the Agreement is deleted in its entirety
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    and replaced with the following Section 8:

    "8. Non-disparagement; Cooperation. (a) The Executive shall not, at any time
        ------------------------------
    during his employment with the Company or thereafter, make any public or private statement to the news media, to any True North Group competitor or client, or to any other individual or entity, if such statement would disparage any of the True North Group, any of their respective businesses or any director or officer of any of them or such businesses or would have a deleterious effect upon the interests of any of such businesses or the stockholders or other owners of any of them; provided, however, that the Executive shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of any of the True North Group by the Executive in the course of carrying out his duties pursuant to this Agreement or, to the extent applicable, his duties as a director or officer, or (ii) private statements made to persons other than clients or competitors of any of the True North Group (or their representatives) or members of the press or the financial community that do not have a material adverse effect upon any of the True North Group; and provided further that nothing contained in this Section 8(a) or in any other provision of this Agreement shall preclude the Executive from making any statement in good faith that is required by law, regulation or order of any court or regulatory commission, department or agency.

              (b) The Company shall not, at any time during the Executive's employment with the Company or thereafter, authorize any person to make, nor shall the Company condone the making of, any statement, publicly or privately, which would disparage the Executive; provided, however, that the Company shall not be in breach of this restriction if such statements consist solely of (i) private statements made to any officers, directors or employees of the True North Group or (ii) private statements made to persons other than clients or competitors of any of the True North Group (or their representatives) or members of the press or the financial community that do not have a material adverse effect upon the Executive; and provided further that nothing contained in this Section 8(b) or in any other provision of this Agreement shall preclude any officer, director, employee, agent or other representative of any of the True North Group from making any statement in good faith which is required by any law, regulation or order of any court or regulatory commission, department or agency."

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the _________ day of March, 1999.


                                 FOOTE, CONE & BELDING WORLDWIDE, LLC.



                                 By:_____________________________________
                                    J. Brendan Ryan,
                                     Chairman and Chief Executive Officer


                                 TRUE NORTH COMMUNICATIONS INC.


                                 By:_____________________________________
                                    Bruce Mason,
                                     Chief Executive Officer


                                 By:____________________________________
                                    Richard P. Mayer,
                                     Chairman of the Compensation Committee
                                     of the Board of Directors


                                 EXECUTIVE


                                 _______________________________________
                                   Ronald W. Bess

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